UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2019

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On December 4, 2019, (the “Termination Date”), Applied DNA Sciences, Inc., a Delaware corporation (the “Company”),  terminated its exclusive patent and know-how licensing and cooperation agreement (the “Agreement”), dated March 28, 2019, with ETCH BioTrace S.A., a wholly-owned subsidiary of TheraCann International Benchmark Corporation (“TheraCann”). The Company terminated the Agreement on the basis of TheraCann’s failure to pay in accordance with the terms of the Agreement.

As of the Termination Date, TheraCann shall no longer retain any rights to the licensed technology, and will have no obligation to make further payments to the Company pursuant to the Agreement. The Company is not subject to any termination penalties related to the termination of Agreement.

A description of the Agreement is incorporated by reference from the Form 8-K filed by the Company on April 3, 2019, and the description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which the Company filed as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2019	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer